Exhibit 1.1

ARMOUR Residential REIT, Inc.

1,400,000 Shares of 8.250% Series A Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

(a) May 31, 2012

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

As Representatives of the
several Underwriters named
in Schedule I hereto

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

ARMOUR Residential REIT, Inc. (the "Company"), a Maryland corporation that is externally managed by ARMOUR Residential Management LLC (the "Manager"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 1,400,000 shares of its 8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the "Series A Stock"), a series of the Company's preferred stock, $0.001 par value per share (the "Preferred Stock"), pursuant to and in accordance with the terms and conditions of this underwriting agreement (the "Agreement").

It is understood that, subject to the conditions hereinafter stated, an aggregate of 1,400,000 shares of Series A Stock (the "Firm Securities") will be sold to the several Underwriters named in Schedule I hereto (the "Underwriters") in connection with the public offering (the "Offering") and sale of such Firm Securities. Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as the representatives (the "Representatives") of the several Underwriters.  In addition, as set forth below, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, an aggregate of up to 210,000 additional shares of Series A Stock ("Optional Securities").  The Firm Securities and the Optional Securities are hereinafter called the "Securities."

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-173682) (the "Shelf Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act" or "Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  The Shelf Registration Statement has been declared effective by the Commission. The Shelf Registration Statement at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the "Rule 430B Information") or otherwise pursuant to the Rules and Regulations at such time, are collectively herein called the "Registration Statement."  The Shelf Registration Statement originally became effective May 4, 2011 (the "Original Registration Statement").  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement" and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement.

The Shelf Registration Statement includes a prospectus dated May 4, 2011 (the "Base Prospectus").  Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a "Preliminary Prospectus."  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the "Prospectus."  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").  All references in this Agreement to financial statements and schedules and other information which is "described," "contained," "included" or "stated" in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(b)           The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  As used herein, the phrase "to the knowledge of the Company" and similar phrases means such knowledge after due inquiry.

(c)           The Time of Sale Disclosure Package (as defined below) at the Time of Sale (as defined below) complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Time of Sale Disclosure Package based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 13 hereof.

(d)           Each part of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date, and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, made in reliance upon and in conformity with written information relating to the Representatives furnished to the Company by the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 13 hereof.

(e)           Neither (A) any Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II, the pricing and other information set forth on the Pricing Term Sheet (as hereinafter defined) and the Statutory Prospectus at the Time of Sale, all considered together (collectively, the "Time of Sale Disclosure Package"), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 13 hereof. As used in this paragraph and elsewhere in this Agreement:

(i)           "Time of Sale" means 4:45 p.m. (New York time) on the date of this Agreement.

(ii)           "Statutory Prospectus" means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.  For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii)           "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or is a "bona fide electronic roadshow," as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Securities Act (for the avoidance of doubt, including any Pricing Term Sheet (as hereinafter defined)).

(iv)           "Issuer General Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

(v)           "Issuer Limited-Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(f)           (A)Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Representatives as prescribed hereby, did not and does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished in writing to the Company by the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 13 hereof.

(B)(1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an "excluded issuer" as defined in Rule 164 under the Securities Act.

(C)  Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(g)           Neither the Company nor the Manager has distributed and will not distribute, prior to the later of the Option Closing Date and the completion of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed in Schedule II hereto, or the Registration Statement.

(h)           Each of EisnerAmper LLP ("Eisner") and Deloitte & Touche LLP ("Deloitte"), whose reports appear in the Registration Statement and are included in the Time of Sale Disclosure Package and the Prospectus, are independent certified public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the "PCAOB").  To the knowledge of the Company, each of Deloitte and Eisner is duly registered and in good standing with the PCAOB.  Neither Deloitte nor Eisner has during the periods covered by the financial statements included in the Registration Statement and in the Time of Sale Disclosure Package and Prospectus, provided to the Company or the Manager any non-audit services, as such term is defined in Section 10A(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act").  The financial statements and schedules (including the related notes) included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.  All adjustments necessary for a fair presentation of results for such periods have been made.  The selected financial, operating and statistical data set forth in any preliminary prospectus included in the Time of Sale Disclosure Package and the Prospectus under the captions "Prospectus Summary," "Selected Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, when read in conjunction with the Company's financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(i)           Each of the Company and its subsidiaries ("Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"); each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where failure to do could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, could reasonably be expected to result, individually or in the aggregate, in having a Material Adverse Effect.

(j)           The capitalization of the Company is as set forth under the caption "Capitalization" in the Time of Sale Disclosure Package and Prospectus, the Series A Stock conforms to the description thereof contained under the caption "Description of the Series A Preferred Stock" in the Time of Sale Disclosure Package and Prospectus, the Preferred Stock conforms to the description thereof contained under the caption "Description of Capital Stock—Preferred Stock" in the Time of Sale Disclosure Package and Prospectus and the Company’s common stock, par value $0.001 per share (the “Common Stock”) conforms to the description thereof contained under the caption "Description of Securities" in the Time of Sale Disclosure Package and Prospectus; the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company's certificate of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound other than those described in the Time of Sale Disclosure Package and the Prospectus.  None of the outstanding shares of the Company's capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those specifically described in the Time of Sale Disclosure Package and the Prospectus.  The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities.  All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any Subsidiary other than those described in the Time of Sale Disclosure Package and the Prospectus.

(k)           Subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, and except as described or contemplated in the Time of Sale Disclosure Package and Prospectus or otherwise disclosed to the Representatives in writing: neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; there has not been any Material Adverse Effect; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l)           Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or, except as could reasonably be expected not to have a Material Adverse Effect, any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries.

(m)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, , except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors' rights generally and by general principles of equity.

(n)           The Securities to be purchased by the Underwriters from the Company have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.  The issuance of the Securities pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company.  There are no restrictions upon the voting or transfer of the Securities under the Company's certificate of incorporation or by laws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement. The shares of the Common Stock issuable upon conversion of the Securities have been duly and validly authorized and, when issued in accordance with the terms of the articles supplementary setting forth the rights and preferences of the Series A Stock (the "Articles Supplementary"), will be fully paid and nonassessable, issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company. The Company has reserved for future issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Securities.

(o)           The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them and good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Time of Sale Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

(p)           There is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in any Material Adverse Effect, which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Time of Sale Disclosure Package and Prospectus.

(q)           Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation could reasonably be expected to have a Material Adverse Effect.

(r)           The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(s)           The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto.  Neither the Company nor the Manager has knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries.

(t)           The Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(u)           The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.  To the Company's knowledge, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

(v)           [reserved]

(w)           The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, product liability insurance, and insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.  The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(x)           Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(y)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Time of Sale Disclosure Package or the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

(z)           There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Offering.

(aa)           Except as disclosed in the Time of Sale Disclosure Package or the Prospectus or otherwise disclosed to the Representatives, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(bb)           The shares of Common Stock are listed on the New York Stock Exchange ("NYSE") and the Company's publicly traded warrants ("Warrants") are listed on the NYSE Amex and the Company is currently in compliance with all continued listing standards and corporate governance standards of the NYSE and NYSE Amex, as applicable, and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its securities on the NYSE or NYSE Amex, as applicable.  The Common Stock and the Warrants are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(cc)           The Company has applied to have the Securities listed for trading on the NYSE.

(dd)           The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 ("SOX") that are currently effective and the rules and regulations promulgated in connection therewith.

(ee)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required by NYSE, NYSE Amex, the Financial Industry Regulatory Authority ("FINRA") or under state securities laws or the laws of any foreign jurisdiction.

(ff)           The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(gg)           The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(hh)           At any time since its inception, the Company has not been a United States real property holding corporation within the meaning of Section 897(c) of the United States Internal Revenue Code of 1986, as amended (the "Code").

(ii)           No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(jj)           Neither the Company nor its Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, "Intellectual Property Rights") that would reasonably be deemed (i) necessary or material to conduct its business as now conducted and as described in the Time of Sale Disclosure Package and the Prospectus or that are (ii) necessary or material for the commercialization of the products, services and investments described in the Time of Sale Disclosure Package and the Prospectus as being under development.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any Intellectual Property Rights.  There is no pending, or to the Company's knowledge, threatened action, suit, proceeding, or claim by others that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights of others.

(kk)           Except as could reasonably be expected not to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the "Licenses") and, except as described in the Time of Sale Disclosure Package and the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim.  To the knowledge of the Company, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses.  Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder.  Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses.  To the knowledge of the Company, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained.  To the knowledge of the Company, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

(ll)           Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its Subsidiaries: (A) are and at all times have been in compliance in all material aspects with all statutes, rules, regulations, or guidances applicable to the Company and its Subsidiaries ("Applicable Laws"), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the Internal Revenue Services or any other federal, state or foreign governmental authority having authority over the Company ("Governmental Authority") alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and neither the Company nor the Manager has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and neither the Company nor the Manager has any knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(mm)          The Company has made a timely election to be subject to tax as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Code for its taxable years ended December 31, 2009 and December 31, 2010, respectively, and will make a timely election to be subject to tax as a REIT for its taxable year ended December 31, 2011. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operating in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's actual and proposed method of operation as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company's qualification and taxation as a REIT and descriptions of the Company's organization and proposed method of operation set forth in the Time of Sale Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(nn)           The description of the Company's organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company's operating policies and investment guidelines described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(oo)           There are no business relationships or related-party transactions involving the Company or any Subsidiary or the Manager or any other person required to be described in the Time of Sale Disclosure Package and the Prospectus that have not been described as required.

(pp)           Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the knowledge of each of the Company and the Manager, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of each of the Company and the Manager, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(qq)           [reserved]

(rr)           The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA.  "ERISA Affiliates" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member.  No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, or any of its ERISA Affiliates.  No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA).  Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ss)           There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or the Manager.  The Company has not taken any action prohibited by Section 402 of SOX.

(tt)           None of the Company or its Subsidiaries or the Manager (collectively and individually, an "Entity"), or, to the knowledge of the Company, any director, officer, employee, representative or agent of any Entity or any affiliates thereof is providing services to the Company, except as described in the Time of Sale Disclosure Package.  No Entity or any director, officer, employee, representative or agent of any Entity or any affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and the Manager have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(uu)           The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) with respect to the Anti-Money Laundering Laws is pending, or to the knowledge of each of the Company and the Manager, threatened or contemplated.

(vv)           None of the Entities, nor, to the Company's knowledge, any director, officer, employee, agent, affiliate or representative of any of the Entities is an individual or entity ("Person") that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("Sanctions"), or (B) located, organized or resident in a country or territory that is the subject of Sanctions; the Entity will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise); and the Entity has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ww)         Except as disclosed in the Time of Sale Disclosure Package, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof.

(xx)           The market data and industry forecasts included in the Registration Statement and the Time of Sale Disclosure Package and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company's control which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(yy)          Except as disclosed in the Time of Sale Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in the Time of Sale Disclosure Package or the Prospectus, there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect.

(zz)           All "non-GAAP financial measures" (as defined in the Regulations) included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Regulations.

(aaa)         To the Company's knowledge, no director or officer is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director's or officer's ability to be and act in the capacity of a director or officer of the Company.

(bbb)        The Company has not offered, or caused the Underwriters to offer, the Firm Securities to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ccc)         Neither the Company, the Manager nor, to the Company's knowledge, any affiliate of the Company or the Manager is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA") or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not done in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company, including, without limitation, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction).  The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(ddd)        Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or the Manager with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Manager any affiliate of the Company or Manager that may affect the Underwriter's compensation, as determined by FINRA.

(eee)         Except as described in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the past twelve months, other than payments to the Underwriters in connection with the Offering.

(fff)           To the Company's knowledge, no affiliate of the Company has made a subordinated loan to any member of FINRA.

(ggg)        No proceeds from the sale of the Firm Securities (excluding underwriting compensation) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

(hhh)        To the Company's knowledge, no FINRA member intending to participate in the Offering has a conflict of interest with the Company.  For this purpose, a "conflict of interest" exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company's outstanding subordinated debt or common equity, or 10% or more of the Company's preferred equity.  "Members participating in the Offering" include managing agents, syndicate group members and all dealers which are members of FINRA.

(iii)            Except with respect to the Representatives in connection with the Offering, or as described in the Registration Statement, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.             Representations and Warranties of the Manager.  The Manager represents and warrants to, and agrees with, the Underwriters that:

(a)            Any information regarding the Manager and/or its subsidiaries that is included in the Registration Statement, the Prospectus or the Time of Sale Disclosure Package is derived from the Manager's accounting or other applicable records and is accurate in all material respects.

(b)           The Manager has been duly organized and is existing and in good standing under the laws of its state of organization, with the limited liability company power and authority to own its properties and conduct its business as described in the Time of Sale Disclosure Package; and the Manager is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

(c)           The execution, delivery and performance of this Agreement and the transactions contemplated thereby, including the issuance and sale of the Securities will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, the organizational documents of the Manager or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the properties of the Manager or any of its subsidiaries is subject.

(d)           This Agreement has been duly authorized, executed and delivered by the Manager.

(e)           The management agreement between the Company and the Manager, as amended and described in the Time of Sale Disclosure Package (the "Management Agreement"), has been duly authorized, executed and delivered by the Manager and constitutes valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

(f)           No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) relating to the Manager is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(g)           The Manager and its subsidiaries possess, and are in compliance with the terms of, all adequate Licenses necessary or material to the conduct of the business of the Manager with respect to the Company now conducted or proposed in the Time of Sale Disclosure Package and the Management Agreement to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(h)           Except as disclosed in the Time of Sale Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager and its subsidiaries, taken as a whole, that is material and adverse to the Company or that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(i)           To the knowledge of the Manager, no officers or other key persons of the Manager and its affiliates named in the Time of Sale Disclosure Package, or any member or employee of the Manager that would be reasonably be deemed significant to the delivery of services by the Manager to the Company as contemplated by the Time of Sale Disclosure Package plans to terminate his or her employment with the Manager or its affiliates. Neither the Manager nor, to the knowledge of the Manager, any officers or other key persons of the Manager named in the Time of Sale Disclosure Package, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Time of Sale Disclosure Package.

(j)           The Manager has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)           There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its subsidiaries or any of their respective properties that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement or the Management Agreement; and, to the Manager's knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(l)            The Manager is not prohibited by the Investment Advisers Act of 1940, as amended ("Advisers Act"), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(m)          The Manager and each of its subsidiaries is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Manager or any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Manager has obtained directors' and officer's insurance in such amounts as is customary for companies engaged in the type of business conducted by the Manager.

(n)           The Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management's general or specific authorization and (B) access to the Company's assets is permitted only in accordance with the internal polices, controls and procedures of the Manager.

(o)           The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)           The Company's investment strategy described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Manager with respect to the operation of the Company's business, and no material deviation from such investment strategy is currently contemplated.

The Manager has also reviewed the representations and warranties of the Company set forth in Section 1 of this Agreement and, although the Manager is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of such representation and warranties, nothing has come to the Manager's attention which leads it to believe that such representations and warranties are inaccurate in any material respect.

Any certificate signed by the Manager and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Manager to each Underwriter as to the matters set forth therein.

The Manager acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3.             Representations and Warranties of the Underwriters. Each Underwriter severally represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus, or (ii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package; provided, that no such written consent shall be required prior to the Underwriters’ use of or reference to the Pricing Term Sheet agreed to among the Company and the Underwriters or any Issuer Free Writing Prospectus set forth on Schedule II hereto

(b)           It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.

4.             Purchase of the Securities by the Underwriters.

(a)           Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $24.2125 per share, the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto, subject to adjustment in accordance with Section 9 hereof.  The Underwriters agree to offer the Firm Securities to the public as set forth in the Prospectus.

(b)           The Company hereby grants to the several Underwriters and their designees an option to purchase from the Company all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price per share set forth above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  Optional Securities shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase fractional Optional Securities.  No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

5.             Delivery of and Payment for Securities.  Delivery of certificates for the Firm Securities to be purchased by the several Underwriters from the Company against payments for such securities shall be made at the offices of Deutsche Bank Securities Inc. (or such other place as mutually may be agreed upon), on the third full Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by the Representatives and the Company (the "First Closing Date").

The option to purchase Optional Securities granted in Section 4(b) hereof may be exercised during the term thereof by written notice to the Company from the Representatives.  The option may be exercised in whole or part, and if in part, the option can be exercised on multiple occasions.  Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, in the case of notice delivered prior to the First Closing Date, not earlier than the First Closing Date, or in the case of notice delivered after the First Closing Date, not earlier than the second Business Day after the date on which the option shall have been exercised, nor later than the fifth Business Day after the date of such exercise, as determined by the Representatives, when the Optional Securities are to be delivered (the "Option Closing Date").  Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities.  (The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates".)

Delivery of certificates for the Firm Securities and the Optional Securities shall be made by or on behalf of the Company to the Representatives, for the respective accounts of the Underwriters, against payment by the Representatives, for the several accounts of the Underwriters, of the purchase price therefor by (i) Federal funds wire transfer or (ii) certified or official bank check payable in next day funds to the order of the Company.  The certificates for the Firm Securities and the Optional Securities shall be registered in such names and denominations as the Representatives shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in New York, New York as may be designated by the Representatives at least one full Business Day prior to such Closing Date.  Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

6.           (a)             Covenants of the Company.  The Company covenants and agrees with each Underwriter as follows:

(i)           During such period beginning on the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

(ii)           After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, and (vi) of any proceedings to remove, suspend or terminate from listing or quotation the Series A Stock or the Common Stock from any securities exchange upon which either such class of capital stock of the Company is listed (or approved for listing) for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(iii)           (i) If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representatives of any such event or condition), or if in the reasonable opinion of the Representatives it is otherwise necessary to amend or supplement the Time of Sale Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriters and to dealers, at its own expense, amendments or supplements to the Time of Sale Disclosure Package so that the statements in the Time of Sale Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Time of Sale Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representatives of any such event or condition), or if in the reasonable opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriters and to dealers, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(iv)           The Company agrees that, until the Option Closing Date, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus".  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(v)           The Company shall furnish to the Underwriters, from time to time and without charge, copies of the Registration Statement of which three shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(vi)          The Company shall take or cause to be taken all necessary action and furnish to whomever the Representatives may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representatives shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.

(vii)         The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(viii)        The Company shall maintain, at its expense, a registrar and transfer agent for the Securities, Common Stock and Warrants.

(ix)           The Company shall apply the net proceeds of the sale of the Securities substantially in the manner specified in the Prospectus under the heading "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(x)           The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.  During the period of two years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or FINRA.

(xi)           The Company will use its best efforts to maintain the listing of its Common Stock on the NYSE and its Warrants on the NYSE Amex.

(xii)          The Company will use its best efforts to effect the listing of the Securities on the NYSE within the time period specified in the Prospectus.

(xiii)           The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2010 and December 31, 2011, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its shareholders to be so qualified.

(xiv)          The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Securities.

(xv)           During the period of five (5) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(xvi)          The Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Time of Sale Disclosure Package and the Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Powers of Attorney, the Agreement Among Underwriters and Selected Dealer Agreements, (C) the filing fee of FINRA and the applicable fees and expenses of counsel for the Underwriters in connection with such submissions and the review of the Offering by FINRA, (D) any applicable listing fees including fees for clearance, settlement and book-entry transfer through The Depository Trust Company, (E) the cost of printing certificates representing the Securities, (F) the cost and charges of any transfer agent or registrar, and (G) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section.  The Company, on the one hand, and the Underwriters, on the other hand, shall be responsible for its own expenses in connection with any road shows and other presentations undertaken in connection with the Offering (including all travel, hotel and food expenses for its respective personnel).  The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.  The Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representatives prior to Closing) to be paid by the Company to the Underwriters and others.  If the Offering is not consummated for any reason whatsoever, then the Company shall reimburse the Underwriters in full for their respective out of pocket accountable expenses actually incurred through such date, including, without limitation, fees of counsel to the Underwriter (which legal fees shall not exceed $75,000).

(xvii)       The Company will prepare a pricing term sheet (the "Pricing Term Sheet") reflecting the final terms of the Securities, in substantially the form set forth in Schedule II hereto and otherwise in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet as an "issuer free writing prospectus" pursuant to Rule 433 prior to the close of business on the business day following the date hereof provided that the Company shall furnish the Representatives with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(xviii)      Prior to the Closing Date, the Company will reserve a sufficient number of shares of Common Stock to satisfy the conversion of the Securities into shares of Common Stock in accordance with the terms of the Articles Supplementary and, for so long as any shares of Series A Stock are outstanding, the Company will continue to hold in reserve a sufficient number of shares of Common Stock to satisfy the conversion of such number of shares of Series A Stock into shares of Common Stock in accordance with the terms of the Articles Supplementary.

(xix)        Prior to the Closing Date, the Company will (i) file the Articles Supplementary with the Maryland State Department of Assessments and Taxation, which Articles Supplementary will comply with all applicable requirements of the Maryland General Corporation Law (“MGCL”) and will be in full force and effect, and (ii) register the Series A Stock with the Commission under the Exchange Act.

(b)           Covenants of the Manager.  The Manager covenants and agrees with each underwriter as follows:

(i)           The Manager will not, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Securities.

(ii)          The Manager shall abide by the terms of the restrictions set forth in Section 6(a)(ix) to this Agreement.

7.             Conditions of Underwriters' Obligations.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Registration Statement shall be effective and remain effective on the date of this Agreement, or such later time and date as the Representatives shall approve and all filings required by Rules 424, 430A and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representatives' satisfaction.

(b)           The Representatives shall have received a certificate, dated the date hereof, of Jeffrey J. Zimmer, in his capacity as the Chief Financial Officer of the Company, in the form of Exhibit A attached hereto.

(c)           On each Closing Date, the Representatives shall have received the favorable corporate and tax opinions of Akerman Senterfitt, counsel for the Company, dated as of such Closing Date, substantially in the form of Exhibit B-1 and Exhibit B-2, respectively, attached hereto.

(d)           On each Closing Date, the Representatives shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representatives.

(e)           There shall have been furnished to the Representatives a certificate of the Company and the Manager, dated as of each Closing Date and addressed to the Representatives, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company and the Manager, respectively, to the effect that:

(i)           The representations and warranties of the Company and the Manager in this Agreement, as applicable, are true and correct, as if made at and as of such Closing Date, and the Company and the Manager have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

(iii)           Any and all filings required by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made;

(iv)           The signers of said certificate have carefully examined the Registration Statement and the Time of Sale Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Time of Sale Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Time of Sale Disclosure Package and the Prospectus which has not been so set forth; and

(vi)           Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries shall have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or shall have become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the Representatives' judgment, shall render it inadvisable to proceed with the delivery of the Securities.

(f)           On the date hereof, and on each Closing Date, the Representatives shall have received from each of Eisner and Deloitte, a letter dated the date hereof addressed to the Representatives, on behalf of the several Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional five conformed copies of such accountants' letter for each of the several Underwriters).

(g)          Since the date of the Prospectus, there has not been a Material Adverse Effect.

(h)          On or before each Closing Date, the Representatives and counsel for the Underwriters shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.

(i)           The Preferred Stock shall be listed on the NYSE within the period specified in the Prospectus and the Warrants shall be listed on the NYSE Amex.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters.  The Company shall furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request.  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representatives.  Any such cancellation shall be without liability of the Underwriters to the Company.  Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

8.             Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company or the Manager contained herein, (B)  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (the term Prospectus for the purpose of this Section being deemed to include the Base Prospectus included in the Registration Statement at the time it became effective and the Prospectus, all as amended or supplemented by the Company), (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company or the Manager filed in any jurisdiction (domestic or foreign) in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (E) any omission or alleged omission from the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, Base Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in the case of (B), (D) and (E) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement, Time of Sale Disclosure Package, Issuer Free Writing Prospectus, Base Prospectus, Prospectus or Application.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liability which the Company or the Manager may otherwise have.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, and its respective directors, officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Underwriters contained herein, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, Base Prospectus, Prospectus, Prospectus or any Application, (C) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (D) any omission or alleged omission from the Time of Sale Disclosure Package, any such Issuer Free Writing Prospectus, Base Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Time of Sale Disclosure Package, Issuer Free Writing Prospectus,  Base Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use therein; and to reimburse the Company or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party for contribution or otherwise than under such subsection.  If any such claim, action or proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  If any settlement of any proceeding is effected with the written consent of the indemnifying party or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any such settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding,  in form and substance reasonably satisfactory to such indemnified party and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, bear to the underwriting discounts and commissions received by the Underwriters, on the other hand.  The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)           The Company, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

9.           Substitution of Underwriters.  If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto purchasable by it pursuant to the terms of Section 4 hereof.  If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities.  If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 8 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default.  If the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representatives or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Time of Sale Disclosure Package or the Prospectus which in the Representatives' opinion may thereby be made necessary.

10.           Effective Time and Termination.

(a)           This Agreement shall become effective at the date and time this Agreement is executed and delivered to the parties hereto.  Until this Agreement is effective, it may be terminated by the Company or by the Representatives by giving notice as hereinafter provided to the Representatives or by the Representatives by giving notice as hereinafter provided to the Company, except that the provisions of Sections 6(q) and 8 hereof shall at all times be effective.  For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by the Representatives of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers.

(b)           Until the First Closing Date, this Agreement may be terminated by the Representatives by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the NYSE or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by Federal or state authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representatives' judgment, makes it inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in the Representatives' judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 6(n) or 8 hereof.

Any notice referred to above may be given at the address specified in Section 12 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

(c)           This Agreement may also be terminated as provided in Section 9 hereof.

11.           Survival of Indemnities, Contribution, Warranties and Representations.  All representations, warranties, and agreements of the Company, Manager and the Underwriters herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Manager contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

12.           Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:                   Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention:  Equity Capital Markets
Facsimile:  212-816-7912

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Attention: Equity Capital Markets Syndicate Desk
Facsimile: (212) 797-9344

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza
NY1-050-12-02
New York, NY 10020
Attention: High Grade Transaction Management/Legal
Facsimile: (212) 548-8511

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: David J. Goldschmidt, Esq.
Facsimile: (917) 777-3574

If to the Company:	Armour Residential REIT, Inc.
3001 Ocean Drive
Suite 201
Vero Beach, Florida 32963
Attention: Scott Ulm, Co-CEO
Facsimile: (561) 348-2408

with a copy to:	Akerman Senterfitt
Suntrust International Center
One SE 3rd Avenue
Miami, Florida 33131
Attention: Bradley Houser, Esq.
Facsimile: (305) 374-5095

13.           Information Furnished by Underwriters.  The statements set forth under the caption "Underwriting" in the table concerning the names of each Underwriter and in the paragraphs concerning sales by Underwriters to the public at the offering price and to dealers at such price less a concession in any preliminary Prospectus and the final Prospectus, and in the first two paragraphs under the caption "Underwriter - Stabilization, Short Positions and Penalty Bids" constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (b) and (c) of Section 1 hereof and in paragraphs (a) and (b) of Section 7 hereof.

14.           Parties.  This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement.  The term "successors and assigns," as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.

15.           Definition of "Business Day" and "Subsidiary."  For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "Subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

17.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.           Absence of Fiduciary Relationship. The Company and the Manager acknowledge and agree that:

(a)           The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Manager on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or is advising the Company or the Manager on other matters;

(b)           The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms' length negotiations with the Underwriters, and the Company and the Manager are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           The Company and the Manager have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager, and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d)           Each of the Company and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including shareholders, employees or creditors of the Company or the Manager.

19.           General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[signature page follows]

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representatives are acting on behalf of themselves and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

ARMOUR Residential REIT, Inc.

By:	/s/ Jeffrey J. Zimmer
Name:	Jeffrey J. Zimmer
Title:	Co-Chief Executive Officer

ARMOUR Residential Management LLC

By:	/s/ Jeffrey J. Zimmer
Name:	Jeffrey J. Zimmer
Title:	Co-Chief Executive Officer

[Underwriting Agreement Signature Page]

Confirmed and accepted as of the date first above mentioned:

CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandu M. Harjani
Name: Chandu M. Harjani
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zapqianou
Name: Anguel Zapqianou
Title: Managing Director

By:	/s/ Adam Raucher
Name: Adam Raucher
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Richard Ginn
Name: Richard Ginn
Title: Managing Director

[Underwriting Agreement Signature Page]

SCHEDULE I

Underwriting Agreement dated May 31, 2012

Underwriters	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.	476,000
Deutsche Bank Securities Inc.	238,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	476,000
Credit Suisse Securities (USA) LLC	70,000
J.P. Morgan Securities LLC	70,000
Sandler O'Neill & Partners, L.P.	35,000
Ladenburg Thalmann & Co. Inc.	35,000
Total	1,400,000

SCHEDULE II

Issuer Free Writing Prospectuses included in the Time of Sale Disclosure Package

1.           Final Term Sheet, dated May 31, 2012, in the form set forth below:

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-173682
Relating to the Preliminary Prospectus
Supplement, dated May 31, 2012

ARMOUR RESIDENTIAL REIT, INC.
8.250% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

Final Pricing Term Sheet
May 31, 2012

Issuer	ARMOUR Residential REIT, Inc.
Securities Offered	8.250% Series A Cumulative Redeemable Preferred Stock
Shares offered	1,400,000 shares
Over-allotment option	210,000 shares
Trade date	May 31, 2012
Settlement and delivery date	June 7, 2012 (T + 5)
Public offering price	$25.00 liquidation preference per share; $35,000,000 in aggregate liquidation preference (assuming the over-allotment option is not exercised)
Underwriting discount	$0.7875 per share; $1,102,500 total (assuming the over-allotment option is not exercised)
Net proceeds to the Issuer, before expenses	$24.2125 per share; $33,897,500 total (assuming the over-allotment option is not exercised)
Dividend rate	8.250%
Dividend payment date
The 27th day of each month (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day), commencing on July 27, 2012 (long first dividend).

Dividend record date
The 15th day of each month (provided that if any dividend record date is not a business day, then the dividend record date will be the next succeeding business day); the first dividend record date will be July 15, 2012.

Liquidation preference	$25.00 per share
Optional redemption date	June 7, 2017
Conversion rights
Share Cap: 7.1839

Exchange Cap: Subject to certain adjustments, the Exchange Cap will not exceed 10,057,460 shares of the Issuer's common stock (or equivalent alternative conversion consideration, as applicable), subject to proportionate increase to the extent the underwriters' over-allotment option to purchase additional shares of Series A Preferred Stock is exercised, not to exceed 11,566,079 shares of the Issuer's common stock in total (or equivalent cash, securities or other property or assets (including any combination thereof), as applicable).

NYSE listing symbol	ARR PrA
CUSIP	042315309
ISIN	US0423153099
Joint Book-Running Managers	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC
Junior Co-Managers	Ladenburg Thalmann & Co. Inc. Sandler O'Neill & Partners, L.P.

The issuer has filed a registration statement, including a base prospectus dated May 4, 2011 and a preliminary prospectus supplement, dated May 31, 2012, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC's Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from Citigroup Global Markets Inc. by calling toll-free 1-877-858-5407, Deutsche Bank Securities Inc. by calling toll-free 1-800-503-4611, or Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll-free 1-800-294-1322.

Exhibit A

ARMOUR Residential REIT, Inc.

OFFICER'S CERTIFICATE

June    , 2012

The undersigned pursuant to Section 7(b) of the Underwriting Agreement, dated May 31, 2012 (the "Underwriting Agreement"), among ARMOUR Residential REIT, Inc. ("Issuer") and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the other underwriters listed in Schedule I thereto, hereby certifies that he is the Chief Financial Officer of the Issuer and that, as of the date hereof, the undersigned, has specific knowledge of the Issuer's financial matters, and, based on his examination of the Issuer's financial records and schedules undertaken by himself or members of his staff who are responsible for the Issuer's financial accounting matters, hereby certifies that:

1.
The undersigned has (i) reviewed the Preliminary Prospectus and the Prospectus and (ii) supervised the compilation of the financial data and information included in the Preliminary Prospectus and the Prospectus.

2.
The undersigned has read the items identified on the attached selected pages of the Preliminary Prospectus and the Prospectus attached hereto as Annex A, and has performed the following procedures which were applied as indicated with respect to the letters explained below:

A.           Compared the approximate numbers identified to the amounts included in the Issuer's accounting records and found such amounts to be in agreement.

B.           Compared the approximate numbers identified to the amounts included in a schedule prepared by the Issuer based on its accounting records and found such amounts to be in agreement.

C.           Compared the approximate numbers identified to the amounts included in a schedule prepared by the Issuer and found such amounts to be in agreement.

Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement.

Each of Akerman Senterfitt and Skadden, Arps, Slate, Meagher & Flom LLP is entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to Sections 7(c) and 7(d), respectively, of the Underwriting Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:	Jeffrey J. Zimmer
Title:	Chief Financial Officer

Exhibit B-1

Akerman Corporate Opinion

Exhibit B-2

Akerman Tax Opinion